News Release

FREYR Battery Announces Leadership Changes to Support Strategic Focus on Accelerating Path to Profitability

•Co-Founder and Executive Chairperson Tom Jensen to return to CEO role; Current Director Daniel Barcelo appointed Chair of the Board

•Evan Calio, a recognized financial expert in the energy sector, appointed Company’s new CFO

•Changes support FREYR’s accelerated strategic shift to the U.S market and key initiatives to drive revenues and profitability

New York, Oslo, and Newnan, GA, June 6, 2024, FREYR Battery (NYSE: FREY) (“FREYR” or the “Company”), a developer of clean, next-generation battery cell production capacity, today announced the appointment of Co-Founder and current Chairperson of the Board of Directors (the “Board”) Tom Jensen as Chief Executive Officer. Current Director Daniel Barcelo has been appointed the next Chair of the Board. Additionally, Evan Calio has been appointed as the Company’s new CFO.

In connection with today’s changes, Birger Steen has stepped down from his CEO and Board positions at FREYR. Mr. Steen will be leaving the Board effective, immediately. Separately, Oscar Brown, FREYR’s CFO, has been working with the Company on succession planning, and recently notified the Company of his intention to resign for personal reasons. Both Mr. Steen and Mr. Brown will stay at the Company for a period to help ensure seamless transitions for Mr. Jensen and Mr. Calio.

FREYR’s Board believes the new management team will be fully aligned with the Company’s accelerated strategic shift to the U.S., and key initiatives, including:

•Pursuing organic and inorganic opportunities in the U.S. to accelerate FREYR’s timelines to revenues and EBITDA;

•Advancing the next generation of the 24M SemiSolidTM technology through operations at the Customer Qualification Plant (“CQP”);

•Finalizing a conventional technology agreement with an established cell producer.

The Board and new management are intently focused on shortening the timelines to meaningful revenue and profitability, and ultimately to generate sustainable shareholder value.

“Our industry, which continues to grow exponentially in all relevant market segments, is going through a dynamic period of rapid change. It became clear to us that we needed to adapt our focus to capitalize on the unique technology advantage and deep bench of talent that has set FREYR apart,” commented Tom Jensen. “Following these moves, we are going to accelerate our efforts to capitalize on the new participation strategies emerging on a seemingly constant basis, and to take advantage of the white space in the U.S. market. I am very proud of the progress our team continues to make daily at the CQP with a world first industrial scale US IP based battery technology. I am equally excited to be in the final stages of finalizing an accretive partnership with a well-established battery producer globally to provide cost competitive products in the near term to our large customer base. By devoting even more focus to bringing our initial production facility online – while continuing to stay nimble in our constantly evolving sector – we are getting back to the basics that made FREYR exciting and successful from the beginning.”

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“On behalf of FREYR’s Board of Directors, I wish to thank Birger and Oscar for their contributions to the organization. We wish them all the best in their future endeavors,” concluded Mr. Jensen.

Todd Kantor, a Director of FREYR and one of the Company’s earliest investors, added, “Having now had an opportunity to assess the Company in a different way since joining the Board last month, I am confident the team announced today is the right one to lead FREYR in this next stage of its growth. I have known Tom since 2020 when Encompass Capital Advisors LLC first invested in FREYR, and Dan for 20 years dating back to his time as an equity research analyst. I have also worked closely with Evan for 19 years, including during FREYR’s public listing process. I am confident that they all share a sense of urgency toward translating FREYR’s technology and enviable market position into value-enhancing partnership transactions in the near term that will drive profitability. I look forward to continuing to work closely with them in my role as a Director.”

“I am very excited to join FREYR at such a dynamic time in the battery industry with a differentiated team, technology and balance sheet,” said Evan Calio. “I look forward to working with a team that I have known, respected and collaborated with for many years to shape FREYR’s strategy, capital formation and strategic positioning, as we advance our ambition to build a global clean battery champion and create value for all our stakeholders.”

For more information on Daniel Barcelo, Tom Jensen, and Todd Kantor, please refer to the corporate governance section of FREYR’s website at www.Freyrbattery.com/governance/leadership

Evan Calio Biography

Mr. Calio has more than 30 years of energy experience on Wall Street, including working closely with the Freyr management team in conjunction with its IPO and $704 million capital raise. Over his career, Mr. Calio has led more than $60 billion in capital raises and executed over $75 billion of M&A transactions, most recently as Managing Director at BTIG where he helped build an energy transition banking team and business.

Prior to BTIG, Mr. Calio spent 14 years at Morgan Stanley, most recently as a Managing Director within Equity Research, covering U.S. exploration and production companies, refiners and integrated oils. Mr. Calio was ranked by Institutional Investor’s Annual All-America Research Survey in 2012, 2013, 2014 and 2016 and Rising Star on Wall Street in 2011.

Mr. Calio earned a BS from Lehigh University, a JD from Widener University School of Law and an LLM from Georgetown University Law Center.

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About FREYR Battery
FREYR Battery is a developer of clean, next-generation battery cell production capacity. The Company’s mission is to accelerate the decarbonization of global energy and transportation systems by producing sustainable, cost-competitive batteries. FREYR seeks to serve the primary markets of energy storage systems (“ESS”) and commercial mobility, and the Company maintains an ambition to serve the passenger electric vehicles market (“EV”). FREYR is operating its Customer Qualification Plant (“CQP”) for technology development in Mo i Rana, Norway, and the Company is commencing development of the Giga America battery manufacturing project in Coweta County, Georgia, in the U.S. To learn more about FREYR, please visit www.freyrbattery.com.
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Investor contact:

Jeffrey Spittel
Vice President, Investor Relations
jeffrey.spittel@freyrbattery.com
Tel: (+1) 409 599-5706

Media contact:

Amy Jaick
Global Head of Communications
amy.jaick@freyrbattery.com
Tel: (+1) 973 713-5585

Cautionary Statement Concerning Forward-Looking Statements

All statements, other than statements of present or historical fact included in this letter, are forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FREYR’s control and are difficult to predict. Additional information about factors that could materially affect FREYR is set forth under the “Risk Factors” section in (i) FREYR’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2022, (ii) FREYR Battery, Inc.’s Registration Statement on Form S-4 filed with the SEC on September 8, 2023 and subsequent amendments thereto filed on October 13, 2023, October 19, 2023, and October 31, 2023, (iii) FREYR’s Annual Report on Form 10-K filed with the SEC on February 29, 2024, and (iv) FREYR’s Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2024 and available on the SEC’s website at www.sec.gov. Except as otherwise required by applicable law, FREYR disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this presentation. Should underlying assumptions prove incorrect, actual results and projections could differ materially from those expressed in any forward-looking statements.

FREYR intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on FREYR’s website in the ‘Investor Relations’ sections. FREYR also intends to use certain social media channels, including, but not limited to, X (former Twitter) and LinkedIn, as means of communicating with the public and investors about FREYR, its progress, products, and other matters. While not all the information that FREYR posts to its digital platforms may be deemed to be of a material nature, some information may be. As a result, FREYR encourages investors and others interested to review the information that it posts and to monitor such portions of FREYR’s website and social media channels on a regular basis, in addition to following FREYR’s press releases, SEC filings, and public conference calls and webcasts. The contents of FREYR’s website and other social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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